Exhibit 99.1
VAREX ANNOUNCES PRIVATE OFFERING OF
$125 MILLION OF SENIOR SECURED NOTES

SALT LAKE CITY, December 16, 2024 – Varex Imaging Corporation (Nasdaq: VREX) today announced it has commenced a private offering (the “Offering”), subject to market and other conditions, of $125 million aggregate principal amount of its 7.875% senior secured notes due October 15, 2027 (the “notes”). The notes offered hereby will be issued as “Additional Notes” and will constitute a further issuance of our 7.875% senior secured notes due 2027, which were initially issued in an aggregate principal amount of $300 million on September 30, 2020, of which $243 million aggregate principal amount is outstanding. Varex intends to use the net proceeds from the sale of the notes to fund the partial repayment of the Company’s outstanding Convertible Notes due June 2025, on their maturity date or to repurchase part of the Convertible Notes prior to their maturity date.

The notes will be guaranteed on a senior secured basis, jointly and severally, by its existing and future domestic subsidiaries and certain foreign subsidiaries that guarantee Varex’s Revolving Credit Facility. The notes and the related guarantees will be secured by a first priority security interest in certain of its and the guarantors’ equipment, capital stock and intellectual property and certain of its real property that does not secure the obligations under the Revolving Credit Facility, and a second lien, junior to the liens that secure obligations under the Revolving Credit Facility, on inventory, accounts receivables, cash, accounts and intercompany loans and certain of its real property, in each case subject to certain exceptions and permitted liens.

The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Varex plans to offer and issue the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S. The notes will be subject to restrictions on transferability and resale and may not be transferred or resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws.

No Offer or Solicitation
This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering is made only by, and pursuant to, the terms set forth in the related offering circular. The Offering is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Varex
Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 75 year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,300 people located in North America, Europe, and Asia. For more information visit vareximaging.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning the commencement of a private offering of notes, the amount to be raised pursuant to the private offering, the use of proceeds raised in the private offering to repay or repurchase existing Convertible Notes, that the notes will not be registered pursuant to U.S. federal or state securities laws, or the securities laws of any other jurisdiction, that the offer or sale of the notes may satisfy applicable exemptions from such registration requirements, who we plan to offer and issue the notes to, that the notes will be subject to restrictions on transferability and resale, and the possibility that an exemption from applicable securities laws may be available for the transfer or resale of the notes. Any statements using the terms “intend,” “subject to,” “plan,” “will,” “may”, or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varex’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. Such risks and uncertainties include changes in market conditions making the notes unattractive to potential purchasers; a lack of qualified institutional buyers or persons outside the United States interested in purchasing the notes; changes to our plans; reduction in or loss of business of one or more of our limited OEM customers; loss of business to, and an inability to effectively compete with competitors; market erosion or loss of customers due to pricing pressures and other factors; failure to meet customers’ needs and demands; economic instability, shifting political environments, changing tax treatment, reactionary import/export regulatory regimes, and other risks associated with doing business internationally; supply chain disruptions; inability to maintain or defend intellectual property rights, and the high cost of protecting such rights and defending against infringement claims; disruption of critical information systems or material security breaches of such systems; non-compliance with product-related regulations and delays in obtaining regulatory clearances or approvals; limitations imposed by operating and financial restrictions of our debt financing agreements; and the other risks listed from time to time in our filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Varex assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Information regarding the factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2024, as well as the company’s other filings with the Securities and Exchange Commission. These forward-looking statements are

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000

based on information as of the date of this release. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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For Information Contact:
Christopher Belfiore
Director of Investor Relations
Varex Imaging Corporation
801.973.1566 | investors@vareximaging.com

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000